THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this
  "Amendment"), dated as of March 22, 2000, is entered into between KATY INDUSTRIES, INC., a Delaware corporation (the "Company"), the several financial institutions party to the Credit Agreement referred to below (the "Banks"), and Bank of America, N.A., as letter of credit issuing bank and as administrative agent for the Banks (the "Agent").

                                  RECITALS

        WHEREAS, the Company, the Banks, and the Agent are parties to the Amended and Restated Credit Agreement dated as of December 11, 1998, as amended by the First Amendment thereto dated as of November 18, 1999 (the "Credit Agreement"), pursuant to which the Banks have extended certain credit facilities to the Company; and

        WHEREAS, the Company has notified the Agent and the Banks that the Company will voluntarily reduce the Facility A Commitment and the Commercial L/C Commitment; and

        WHEREAS, the Company, the Banks, and the Agent now hereby wish to amend the Credit Agreement in certain respects, all as set forth in greater detail below;

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

                2. Amendments to Credit Agreement.

                        (a) Amendment to Section 1.01. The definition of "Commercial L/C Commitment" in Section 1.01 of the Credit Agreement is amended by deleting the amount "$30,000,000" and replacing it with the amount "$20,000,000."

                        (b) Amendment to Schedule 2.1. Schedule 2.1 of the Credit Agreement is replaced with Schedule 2.1 to this Amendment. The Borrower acknowledges and agrees that neither the Agent's nor the Banks' present agreement to permit a reduction of the Facility A Commitment by an amount other than that specified in Section 2.5 of the Credit Agreement shall be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to permit a similar reduction under the same or similar circumstances in the future except as provided in Section 2.5 of the Credit Agreement.

                        (c) Amendment to Section 8.19. Section 8.19 of the Credit Agreement is hereby amended to delete the ratios set forth therein and replace them with the following:


                Quarters Ending                 Maximum Leverage Ratio

        Through September 30, 1999                3.50 to 1.00

        December 31, 1999 through
        September 30, 2000                        3.25 to 1.00

        December 31, 2000 through
        Facility B Revolving Termination Date     3.00 to 1.00


                3. Representations and Warranties. The Company hereby represents and warrants to the Agent and each of the Banks as follows:

                        (a) No Default or Event of Default has occurred and is continuing.

                        (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person
  (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, without defense, counterclaim or offset.

                        (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

                        (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.

                4. Effective Date. This Amendment will become effective on the first Business Day that each of the following conditions precedent has been satisfied (the "Effective Date"):

                        (a) The Agent has received from the Company and the Required Banks a duly executed original or facsimile of this Amendment, together with a duly executed original or facsimile of a Guarantor Acknowledgment and Consent in the form attached hereto.

                        (b) The Agent has received from the Company payment, for the account of each Bank party to this Amendment, an upfront fee equal to 0.05% of such Bank's Commitments as calculated after giving effect to this Amendment.

                        (c) All representations and warranties contained herein are true and correct as of the Effective Date.

                5. Miscellaneous.

                        (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                        (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                        (c) This Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

                        (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                        (e) This Amendment, together with the Credit
  Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.
  This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

                        (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                        (g) Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.




                                        KATY INDUSTRIES, INC.



                                        By:
                                                Name:
                                                Title:

                                        BANK OF AMERICA, N.A., as Agent,
                                        Issuing Bank, and a Bank


                                        By:
                                                Name:
                                                Title:

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        (formerly known as LaSalle National
                                        Bank), as Managing Agent and a Bank


                                        By:
                                                Name:
                                                Title:

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as a Bank


                                        By:
                                                Name:
                                                Title:

                                        MERCANTILE BANK NATIONAL ASSOCIATION,
                                        as a Bank


                                        By:
                                                Name:
                                                Title:

                                        THE NORTHERN TRUST COMPANY, as a Bank


                                        By:
                                                Name:
                                                Title:

                                        NORWEST BANK COLORADO NATIONAL
                                        ASSOCIATION, as a Bank

                                        By:
                                                Name:
                                                Title:

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as a Bank

                                        By:
                                                Name:
                                                Title:

                                        UNION PLANTERS BANK, N.A., as a Bank

                                        By:
                                                Name:
                                                Title:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Bank

                                        By:
                                                Name:
                                                Title:




                          GUARANTOR ACKNOWLEDGMENT
                                 AND CONSENT

        The undersigned, each a Guarantor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by Company of the foregoing Second Amendment to Credit Agreement ("Amendment"), and (ii) reaffirm and agree that the respective guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)


        IN WITNESS WHEREOF, each Guarantor hereto has caused its duly authorized officers to execute and deliver this acknowledgement and consent as of March 22, 2000.




                                        Aetna Liquidating Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        American Gage & Machine Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Bach Simpson, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Bush Universal, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        Chatham Resource Recovery Systems, Inc., as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Duckback Products, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Fulton Iron Works Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        GC Thorsen International Limited,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        GC/Waldom Electrical, Inc.
                                        (formerly known as GC Thorsen, Inc.),
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Glit/DISCO, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Glit/Gemtex, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Hallmark Holdings, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Hamilton Precision Metals, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Katy International, Inc.
                                        (formerly named HMO, Inc.),
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Katy-Seghers, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        K-S Energy Corp.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Panhandle Industrial Company, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        PTR Machine Corp. (formerly known
                                        as Peters Machinery Company), as
                                        Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Savannah Energy Systems Company,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Wabash Liquidation Corp.
                                        (formerly known as Diehl Machines,
                                        Inc.), as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Wilen Products, Inc.,
                                        as Guarantor


                                        W.J. Smith Wood Preserving Company,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Woods Industries, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        WP Liquidating Corp.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:



                                SCHEDULE 2.1
                       Commitments and Pro Rata Shares

                   Facility A Revolving Loans Commitments

        Bank                         Commitment              Pro Rata Share

  Bank of America, N.A.          $  4,509,742.31              18.91891894%

  LaSalle Bank, N.A.             $  3,865,493.40              16.21621621%

  Union Bank of California       $  3,221,244.50              13.51351351%

  Mercantile Bank                $  3,221,244.50              13.51351351%

  Norwest                        $  3,221,244.50              13.51351351%

  The Northern Trust Company     $  0.0                        0.00000000%

  KeyBank                        $  1,932,746.70               8.10810811%

  Union Planters Bank            $  1,932,746.70               8.10810811%

  U.S. Bank                      $  1,932,746.70               8.10810811%

  TOTAL                          $ 23,837,209.31             100.00000000%


                   Facility B Revolving Loans Commitments


        Bank                         Commitment              Pro Rata Share

  Bank of America, N.A.          $ 26,860,465.11              16.66666665%

  LaSalle Bank, N.A.             $ 23,023,255.81              14.28571429%

  Union Bank of California       $ 19,186,046.51              11.90476191%

  Mercantile Bank                $ 19,186,046.51              11.90476191%

  Norwest                        $ 19,186,046.51              11.90476191%

  The Northern Trust Company     $ 19,186,046.51              11.90476191%

  KeyBank                        $ 11,511,627.91               7.14285714%

  Union Planters Bank            $ 11,511,627.91               7.14285714%

  U.S. Bank                      $ 11,511,627.91               7.14285714%

  TOTAL                          $161,162,790.69             100.00000000%



                           Bank Total Commitments


       Bank                    Total Commitment              Pro Rata Share

  Bank of America, N.A.          $ 31.370,207.42              16.95686888%

  LaSalle Bank, N.A.             $ 26,888,749.21              14.53445903%

  Union Bank of California       $ 22,407,291.01              12.11204920%

  Mercantile Bank                $ 22,407,291.01              12.11204920%

  Norwest                        $ 22,407,291.01              12.11204920%

  The Northern Trust Company     $ 19,186,046.51              10.37083595%

  KeyBank                        $ 13,444,347.61               7.26722952%

  Union Planters Bank            $ 13,444,347.61               7.26722952%

  U.S. Bank                      $ 13,444,347.61               7.26722952%

  TOTAL                          $185,000,000.00             100.00000000%